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                                                                     EXHIBIT 3.1

                             SECOND AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         PRECIS SMART CARD SYSTEMS, INC.

         Precis Smart Card Systems, Inc., an Oklahoma corporation (this "Corporation"), does hereby certify:

         1. Precis Smart Card Systems, Inc., an Oklahoma corporation, was incorporated on April 16, 1996 and first amended its Certificate of Incorporation on December 7, 2000.

         2. This Second Amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 77 and 80 of the Oklahoma General Corporation Act (the "Act").

         3. Article FIRST of this Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST.   The name of the corporation is:

                                  Precis, Inc.

         4. In all other respect this Corporation's Certificate of Incorporation remains as set forth in the Certificate of Incorporation of this Corporation as amended on December 7, 2000.

                  IN WITNESS WHEREOF, this Corporation has caused this Second Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer and attested by its Secretary this 18th day of June, 2001.

                                     PRECIS SMART CARD SYSTEMS, INC.


                                     By: /s/ PAUL A. KRUGER
                                        ----------------------------------------
                                            Paul A. Kruger
                                            Chief Executive Officer
ATTEST:

 /s/ MARK R. KIDD
------------------------------------
Mark R. Kidd, Secretary